BDO Seidman, LLP
One Market Street
Spear Street Tower, Suite 1100
San Francisco, CA 94105-1011





February 2, 2005

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on October 10, 2004, filed by our former client, Sutter Holding Company, Inc, File No. 001-15733, including all amendments through December 3, 2004. We agree with the statements made in response to that
Item insofar as they relate to our Firm.


                                          /s/ BDO Seidman, LLP